EXHIBIT 23.3
                         Consent of Independent Auditors


     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the CryoLife, Inc. Directors Stock Options, of our report dated February 2, 1999, with respect to the consolidated financial statements of CryoLife, Inc., as of and for the two years ended December 31, 1998 incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young
                                                --------------------------------
                                                Ernst & Young



Atlanta, Georgia
September 28, 2000






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